AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

               NORTH CAROLINA PROSTATHERAPY LIMITED PARTNERSHIP I

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                                    AGREEMENT
                             OF LIMITED PARTNERSHIP
                                       OF
               NORTH CAROLINA PROSTATHERAPY LIMITED PARTNERSHIP I

                                TABLE OF CONTENTS

         Article Heading                                                 Page

         1.       FORMATION..................................................1

         2.       NAME.......................................................1

         3.       OFFICES....................................................1

         4.       PURPOSE....................................................1

         5.       TERM.......................................................2

         6.       CERTAIN DEFINED TERMS......................................2

         7.       CAPITAL CONTRIBUTIONS AND DILUTION OFFERINGS...............6

         8.       CONDITIONS TO THE CAPITAL CONTRIBUTIONS OF THE LIMITED
                  PARTNERS...................................................6

         9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                  GENERAL PARTNER............................................7

         10.      ADMISSION OF LIMITED PARTNERS..............................7

         11.      CAPITAL ACCOUNTS...........................................8

         12.      ALLOCATIONS................................................9

         13.      DISTRIBUTIONS.............................................10

         14.      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS................10

         15.      LIMITED LIABILITY.........................................12

         16.      TRANSFER OF INTERESTS AND ADMISSION OF PARTNERS...........12

         17.      OPTIONAL PURCHASE OF LIMITED PARTNERSHIP INTERESTS ON CERTAIN
                  EVENTS....................................................16



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         18.      SALE, ASSIGNMENT OR OTHER TRANSFER OF THE GENERAL
                  PARTNER'S INTEREST........................................22

         19.      TERMINATION OF THE SERVICES OF THE GENERAL PARTNER........22

         20.      MANAGEMENT AND OPERATION OF BUSINESS......................23

         21.      RESERVES..................................................25

         22.      INDEMNIFICATION AND EXCULPATION OF THE GENERAL PARTNER....26

         23.      DISSOLUTION OF THE PARTNERSHIP............................26

         24.      DISTRIBUTION UPON DISSOLUTION.............................27

         25.      BOOKS OF ACCOUNT, RECORDS AND REPORTS.....................28

         26.      NOTICES...................................................29

         27.      AMENDMENTS................................................29

         28.      LIMITATIONS ON AMENDMENTS.................................29

         29.      MEETINGS, CONSENTS AND VOTING.............................30

         30.      SUBMISSIONS TO THE LIMITED PARTNERS.......................30

         31.      ADDITIONAL DOCUMENTS......................................30

         32.      SURVIVAL OF RIGHTS........................................30

         33.      INTERPRETATION AND GOVERNING LAW..........................31

         34.      SEVERABILITY..............................................31

         35.      AGREEMENT IN COUNTERPARTS.................................31

         36.      THIRD PARTIES.............................................31

         37.      POWER OF ATTORNEY.........................................31

         38.      ARBITRATION...............................................32

         39.      CREDITORS.................................................32

                  Schedule A...............  Schedule of Partnership Interests



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THE  LIMITED  PARTNERSHIP  INTERESTS  REPRESENTED  BY THIS  LIMITED  PARTNERSHIP
AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, QUALIFIED UNDER THE NORTH CAROLINA SECURITIES ACT OR THE LAWS OF NORTH CAROLINA, OR REGISTERED UNDER SIMILAR LAWS OR ACTS OF OTHER STATES IN RELIANCE UPON EXEMPTIONS UNDER SUCH LAWS.


                                    AGREEMENT
                             OF LIMITED PARTNERSHIP
                         OF NORTH CAROLINA PROSTATHERAPY
                              LIMITED PARTNERSHIP I


                  THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is made as of August 14, 1997, by and among PROSTATHERAPIES, INC., a Delaware corporation (the "General Partner"), and the parties listed on Schedule A attached hereto as the Limited Partners.

                  1.       FORMATION.

                  The Partnership was formed pursuant to a filing in the Office of the Secretary of State of North Carolina on June 6, 1997, a Certificate of Limited Partnership in accordance with the provisions of the Act.

                  2.       NAME.

                  2.1 The name of the Partnership is "North Carolina Prostatherapy Limited Partnership I."

                  2.2 The Partnership business shall be conducted under such names as the General Partner may from time to time deem necessary or advisable, provided that appropriate amendments to this Agreement and all necessary filings under applicable assumed or fictitious name statutes or the Act are first obtained.

                  3.       OFFICES.

                  3.1 The principal office of the Partnership shall be at 2008 Litho Place, Fayetteville, North Carolina 28304, or at such other place as the General Partner may, from time to time, designate by notice to the Limited Partners (the "Records Office").

                  3.2 The Partnership may have such additional offices as the General Partner may, from time to time, deem necessary or advisable.


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                  4.       PURPOSE.

                  The purpose and business of the Partnership shall be: (i) to operate one or more Prostatron(R) microwave thermotherapy devices (or any other BPH treatment equipment) for the transurethral treatment of the symptoms of BPH in various locations in eastern North Carolina or in such other location(s) as the General Partner may determine, in its sole discretion, to be in the best interests of the Partnership, (ii) to acquire and operate in the future any other urological device or equipment that as of the date of this Agreement either has not been invented or has not received FDA premarket approval, as long as such device has such approval at the time it is acquired by the Partnership;
(iii) to acquire an interest in any business entity, including, without limitation, a limited partnership, limited liability company or corporation, that engages in any business activity described in this Article 4; and (iv) to engage in any and all activities incidental or related to the foregoing, upon and subject to the terms and conditions of this Agreement.

                  5.       TERM.

                  The Partnership shall terminate on June 30, 2047, unless sooner terminated as herein provided.

                  6.       CERTAIN DEFINED TERMS.

                  Certain terms used in this Agreement shall have the following meanings:

                  Act. The Act means the North Carolina Revised Uniform Limited Partnership Act, as then in effect.

                  Affiliate. An Affiliate is (i) any person, partnership, corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person; (ii) any person owning or controlling 10% or more of the outstanding voting interest of such other person; (iii) any officer, director or partner of such person; and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

                  Agreement. This Agreement of Limited Partnership, as the same may be amended from time to time.

                  BPH. Benign Prostatic Hyperplasia, common enlargement of the prostate.

                  Capital Account. The Partnership capital account of a Partner as computed pursuant to Article 11 of this Agreement.

                  Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant to Article 7 of this Agreement.


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                  Capital Transaction.  Any transaction which, were it to
generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

                  Carolina Lithotripsy. Carolina Lithotripsy, a North Carolina limited partnership. Carolina Lithotripsy initially is the holder of a Majority in Interest of the Limited Partner interests in the Partnership.

                  Class A Units. The 200 equal limited partnership interests in the Partnership offered pursuant to the Summary for a price per Unit of $2,487.50 in cash.

                  Class B. Units. The 120 equal limited partnership interests in the Partnership offered pursuant to the Summary for a price per Unit of $2,600 in cash.

                  Code. The Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent, superseding revenue laws.

                  Dilution Offering. As provided in Section 7.4 of this Agreement, the future offering of additional limited partnership interests in the Partnership by the General Partner. Except as otherwise provided in Section 7.4, any successful Dilution Offering will proportionately reduce the Percentage Interests of the then current Partners in the Partnership.

                  Domestic Proceeding. Any divorce, annulment, separation or similar domestic proceeding between a married couple.

                  Equipment. The initial equipment to be acquired by the Partnership for the operation of the Prostatron(R) Mobile System. The initial equipment to be used in the operation of the Prostatron(R) Mobile System will include the Trailer, a tractor truck, the Prostatron(R), an ultrasound system and miscellaneous medical equipment and supplies.

                  FDA.  The United States Food and Drug Administration.

                  General Partner. The General Partner of the Partnership, Prostatherapies, Inc., a Delaware corporation and wholly owned subsidiary of Prime.

                  Initial Limited Partner. Dan A. Myers, M.D., a resident of North Carolina. The Initial Limited Partner is to be the only limited partner of the Partnership until such time as the new Limited Partners are admitted to the Partnership, at which time the Initial Limited Partner shall withdraw from the Partnership.

                  Limited Partners. The Limited Partners are those investors in the Units admitted to the Partnership and any person admitted as a Limited Partner in accordance with the provisions of this Agreement.

                  Losses. The net loss (including Net Losses from Capital Transactions) of the Partnership for each Year of the Partnership as determined for federal income tax purposes.

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                  Majority  in Interest  of the  Limited  Partners.  The Limited
Partners who hold more than 50% of the Limited Partner Percentage Interests in the Partnership.

                  Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

                  Net Losses from Capital Transactions. The losses realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which shall include Code
Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

                  Partners. The General Partner and the Limited Partners, collectively, where no distinction is required by the context in which the term is used herein.

                  Partnership. North Carolina Prostatherapy Limited Partnership I, a North Carolina limited partnership.

                  Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than from Partnership loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period; (ii) the amount of all payments of principal on loans to the Partnership; (iii) capital expenditures of the Partnership; and
(iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B)(i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

                  Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and this Agreement.

                  Partnership Refinancing Proceeds. The cash realized from the refinancing of Partnership assets after retirement of any secured loans and less
(i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable

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reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Percentage Interest. The interest of each Partner in the Partnership, to be determined initially in the case of a Limited Partner by reference to his or her Unit ownership based upon the Limited Partners holding an aggregate 80% Percentage Interest in the Partnership, with each initial Unit sold representing an initial 0.25% interest. The General Partner initially will own a 20% Percentage Interest in the Partnership. A Partner's Percentage Interest may be reduced by a future Dilution Offering. The Partners' Percentage Interests in the Partnership as of the date hereof are as set forth in Schedule A attached hereto. Any future adjustments in the Partners' Percentage Interests, due to future Dilution Offerings or otherwise, will be reflected by revisions to Schedule A.

                  Prime.   Prime Medical Services, Inc., a Delaware corporation.
Prime owns all the capital stock of the General Partner and Lithotripters, Inc., the management agent.

                  Profit. The net income of the Partnership (including Net Gains from Capital Transactions) for each Year of the Partnership as determined for federal income tax purposes.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interests of the class of Partners to which reference is made.

                  Prostatron(R).   The  Prostatron(R)   microwave  thermotherapy
device manufactured by EDAP Technomed, Inc., a Delaware corporation, and to be utilized by the Partnership for the treatment of the symptoms of BPH.

                  Prostatron(R) Mobile System. The Trailer and tractor truck with the installed and operational Prostatron(R) and ultrasound system.

                  Related Parties. Carolina Lithotripsy, the General Partner and their Affiliates and designees.

                  Sales Agency Agreement. The sales agency agreement through which MedTech Investments, Inc., an Affiliate of the General Partner and a broker-dealer company registered with the Securities and Exchange commission and a member of the National Association of Securities Dealers, Inc. shall offer and sell the limited partnership interest of the Partnership pursuant to the Summary.

                  Sales Commission. The $112.50 sales commission paid to MedTech Investments, Inc. for each Class B Unit sold to parties other than Related Parties.

                  Service.  The Internal Revenue Service.

                  Summary. The Confidential Summary of the Offering of the Partnership dated June 18, 1997, including all Appendices thereto, and as amended or as supplemented.

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                  Trailer.  The new mobile trailer manufactured and upfitted by
AK Associates, Inc. to house the Prostatron(R).

                  Units.   The  200   Class  A  and  the  120   Class  B  Units,
collectively, where no distinction is required by the context in which the term is used herein.

                  Year. An annual accounting period ending on December 31 of each year during the term of the Partnership.

                  7.       CAPITAL CONTRIBUTIONS AND DILUTION OFFERINGS.

                  7.1 General Partner Contribution. On or before the date of this Agreement, the General Partner will contribute to the capital of the Partnership cash in an amount equal to 20% (up to $202,375) of the total cash contributed to the Partnership by the Partners in the offering made pursuant to the Summary.

                  7.2 Limited Partner Contribution. Each Limited Partner hereby agrees to contribute and shall contribute to the capital of the Partnership on the date of his admission to the Partnership the cash amount set forth opposite his name on Schedule A attached hereto.

                  7.3 No Interest. Except as otherwise provided herein, no interest shall be paid on any contribution to the capital of the Partnership.

                  7.4 Dilution Offerings. As provided in Article 20.5(a), if the
General Partner and a Majority in Interest of the Limited Partners determine that it is in the best interest of the Partnership, the General Partner may, from time to time, issue, offer and sell additional limited partnership interests in the Partnership (a "Dilution Offering") to local urologists who are not already Limited Partners ("Qualified Investors"). The primary purpose of any Dilution Offering would be (i) to raise additional capital for any legitimate Partnership purpose as set forth in Article 4, and (ii) to assure the highest quality of patient care by admitting Qualified Investors to the Partnership who would be dedicated and motivated as owners to follow the Partnership's treatment protocol, and comply with its quality assurance and outcome analysis programs. Any limited partnership interests offered by the Partnership in a Dilution Offering shall be sold in the manner and according to the terms prescribed in the sole discretion of the General Partner; provided, however, that any additional limited partnership interests offered in a Dilution Offering will be sold for a price no lower than the highest price for which proportionate limited partnership interests in the Partnership have been previously sold by the Partnership. Any sale of additional limited partnership interests will result in the proportionate dilution of the Partnership Percentage Interests of the existing Partners. Notwithstanding the above, in the event of a Dilution Offering, the General Partner, Carolina Lithotripsy and Related Parties may elect, in their sole discretion, to prevent dilution of their respective Percentage Interests by either contributing a proportionate amount of additional capital to the Partnership or purchasing additional limited partnership interests in any Dilution Offering. Any other Limited Partners will have no right to purchase additional limited partnership interests in any Dilution Offering. Any investor acquiring a limited partnership interest in a Dilution Offering shall agree to be bound by the terms of this Agreement, and shall be automatically admitted as a Limited Partner of the Partnership notwithstanding any other provisions in

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this  Agreement to the contrary.  Any  adjustment  in the  Partners'  Percentage
Interests resulting from a Dilution Offering shall be set forth on Schedule A attached hereto.

                  8. CONDITIONS TO THE CAPITAL CONTRIBUTIONS OF THE LIMITED PARTNERS.

                  The obligations of the Limited Partners to make cash Capital Contributions hereunder are subject to the condition that the representations, warranties, agreements and covenants of the General Partner set forth in Article 9 of this Agreement are and shall be true and correct or have been and will have been complied with in all material respects on the date such Capital Contributions are required to be made, except to the extent that any such representation or warranty expressly pertains to an earlier date.

                  9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GENERAL PARTNER.

                  9.1 The General Partner hereby represents and warrants to the Limited Partners that:

                  (a) The Partnership is a limited partnership formed in accordance with and validly existing under the Act and the other applicable laws of the State of North Carolina;

                  (b) The interests in the Partnership of the Limited Partners will have been duly authorized or created and validly issued and the Limited Partners shall have no personal liability to contribute money to the Partnership other than the amounts agreed to be contributed by them in the manner and on the terms set forth in this Agreement, subject, however, to such limitations as may be imposed under the Act;

                  (c) No material breach or default adverse to the Partnership exists under the terms of any other material agreement affecting the Partnership; and

                  (d) The General Partner is a Delaware corporation formed and existing under the laws of the State of Delaware.

                  9.2 The General Partner hereby covenants to the Limited Partners that:

                  (a) It will at all times act in a fiduciary manner with respect to the Partnership and the Limited Partners;

                  (b) Except as provided in Articles 18 and 19, it will serve as the General Partner of the Partnership until the Partnership is terminated without reconstitution; and

                  (c) It will cause the Partnership to carry adequate public liability, property damage and other insurance as is customary in the business to be engaged in by the Partnership.

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                  10.      ADMISSION OF LIMITED PARTNERS.

                  The General Partner may permit the offer and sale of limited partnership interests on the terms and conditions provided in the Summary or future Dilution Offerings and may admit persons subscribing for interests as Limited Partners in the Partnership on the terms and conditions set forth in this Article 10.

                  (a) The General Partner shall have approved of the admission of said person in writing on such terms and conditions as the General Partner shall determine;

                  (b)  Said  person  shall  have  executed  such   documents  or
         instruments as the General Partner may deem necessary or desirable to effect his admission as a Limited Partner;

                  (c) Said person shall have accepted and adopted all of the terms and provisions of this Agreement, as then amended;

                  (d) Said person (if a corporation) shall deliver to the General Partner a certified copy of a resolution of its Board of Directors authorizing it to become a Limited Partner under the terms and conditions of this Agreement; and

                  (e) Said person, upon request by the General Partner, shall pay such reasonable expenses as may be incurred in connection with its admission as a Limited Partner.

                  11.      CAPITAL ACCOUNTS.

                  A capital account shall be established for each Partner and shall at all times be determined and maintained as provided by the Final Treasury Regulations under Section 704(b) of the Code, as the same may be amended. A Partner shall not be entitled to withdraw any part of his capital account or to receive any distribution from the Partnership, except as provided in Articles 13 and 24.

                  (a)      Each Partners' capital account shall be increased by:

                           (i) The amount of his Capital Contribution pursuant to Article 7; and

                           (ii) The amount of Profits allocated to him pursuant to Article 12; and

                           (iii) The Partner's pro rata share (determined in the
                  same manner as such Partner's share of Profits and Losses allocated pursuant to Article 12 hereof) of any income or gain exempt from tax.

                  (b) Each Partner's capital account shall be decreased by:

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                           (i)      The amount of Losses allocated to him
                  pursuant to Article 12; and

                           (ii) The amount of Partnership Cash Flow, Partnership
                  Sales   Proceeds   and   Partnership    Refinancing   Proceeds
                  distributed to him pursuant to Article 13; and

                           (iii) The Partner's pro rata share of any other expenditures of the Partnership which are not deductible in computing Partnership Profits or Losses and which are not added to the tax basis of any Partnership property, including, without limitation, expenditures described in Section 705(a)(2)(B) of the Code. The Partner's pro rata share of such expenditures shall be determined in the same manner as such Partner's share of Profits and Losses allocated pursuant to
                  Article 12.

                  12.      ALLOCATIONS

                  (a) Profits and Losses. The Profits and Losses of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests. In allocating Profits and Losses, Net Gains and Losses from Capital Transactions (a part of Profits and Losses), if any, shall be allocated first.

                  (b) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4) through (6) which causes or increases a deficit balance in such Partner's Capital Account (adjusted for this purpose in the manner provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this Article
         12(d)(iii) shall be made if and only to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article 12(d) have been tentatively made as if this Article 12(d)(iii) were not in the Agreement. This provision is intended to be a "qualified income offset," as defined in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d), such Regulation being specifically incorporated herein by reference.

                  (c) Sales Commission. The Sales Commission shall be allocated to the Limited Partners holding Class B Units to the extent such Limited Partners paid the Sales Commission, and in proportion to their respective capital contributions represented by such Units (i.e., $112,50 in Sales Commissions per each Class B Unit). The purpose of this Article 12(c) is to allocate the Sales Commission to those Partners who actually bore the burden of paying the Sales Commission.


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                  (d)  Allocations  Between  Transferor and  Transferee.  In the
         event of the transfer (other than the pledges of the General Partner's interest permitted by Article 18 or Permitted Pledges described in
         Article 16.2(b)) of all or any part of a Partner's interest (in accordance with the provisions of this Agreement) in the Partnership at any time other than at the end of a Year, or the admission of a new
         Partner  (in  accordance  with  the  terms  of  this  Agreement),   the
         transferring Partner or new Partner's share of the Partnership's income, gain, loss, deductions and credits, as computed both for accounting purposes and for Federal income tax purposes, shall be allocated between the transferor Partner and the transferee Partner (or Partners), or the new Partner and the other Partners, as the case may be, in the same ratio as the number of days in such Year before and after the date of the transfer or admission; provided, however, that if there has been a sale or other disposition of the assets of the Partnership (or any part thereof) during such Year, then the General Partner may elect, in its sole discretion, to treat the periods before and after the date of the transfer or admission as separate Years and allocate the Partnership's net income, gain, net loss, deductions and credits for each of such deemed separate Years. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, shall be allocated as
         required  by  Section   706(d)(2)  of  the  Code  and  the  regulations
         thereunder.

                  (e) Tax Withholding. The Partnership shall be authorized to pay, on behalf of any Partner, any amounts to any federal, state or local taxing authority, as may be necessary for the Partnership to comply with tax withholding provisions of the Code or the other income tax or revenue laws of any taxing authority. To the extent the Partnership pays any such amounts that it may be required to pay on behalf of a Partner, such amounts shall be treated as a cash Distribution to such Partner and shall reduce the amount otherwise distributable to such Partner.

                  13.      DISTRIBUTIONS.

                  (a) Distribution of Partnership Cash Flow. Partnership Cash Flow shall be distributed to the Partners within 60 days after the end of each Year, or earlier in the discretion of the General Partner, in proportion to their respective Percentage Interests at the time of distribution.

                  (b)  Distribution  of  Partnership  Refinancing  Proceeds  and
         Partnership Sales Proceeds. Partnership Refinancing Proceeds and Partnership Sales Proceeds shall be distributed to the Partners within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the General Partner, in proportion to their respective Percentage Interests at the time of distribution.

                  (c) Distribution in Liquidation. Upon liquidation of the Partnership, all of the Partnership's property shall be sold and Profits and Losses allocated accordingly. Proceeds from the liquidation of the Partnership shall be distributed in accordance with Article 24.

                  14.      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.

                  14.1 Management. The Limited Partners shall not take part in the management of the business, nor transact any business for the Partnership, nor shall they have power to sign for or to bind the Partnership. The Partnership may, however, contract with one or more Limited Partners to act as the local Medical Director and Quality Assessment Director for the Prostatron(R) Mobile System. No Limited Partner may withdraw from the Partnership except as expressly permitted herein.

                  14.2 Operation of Prostatron(R) Mobile System. The Limited Partners shall not operate or utilize the Prostatron(R) Mobile System or other Partnership equipment except pursuant to (i) an Agreement with the Partnership; or (ii) any other arrangement specifically approved by the General Partner.

                  14.3 Outside Activities. The Limited Partners agree that they owe fiduciary duties to the Partnership and, as a consequence, each Limited Partner (that is not the General Partner or an Affiliate of the General Partner) agrees that he or she shall not engage in "Outside Activities" while he or she is a Limited Partner in the Partnership. The phrase "Outside Activities" means directly or indirectly owning, leasing or subleasing a Prostatron(R) (or any similar equipment or competing devices used for treating BPH) or any other therapeutic equipment acquired by the Partnership. Prohibited indirect ownership shall include the ownership of any interest in a business venture (through stock ownership, partnership interest ownership, or as otherwise determined in good faith by the General Partner) involving the ownership, purchase, lease, sublease or operation of a Prostatron(R) (or similar equipment or competing devices used for treating BPH), or other competing device or equipment, unless the General Partner determines that such activity by the Limited Partners is not detrimental to the best interests of the Partnership .

                  Upon the termination or transfer of a Limited Partner's interest in the Partnership for any reason, including a transfer pursuant to
Article 17.3 hereof, the withdrawing Limited Partner shall not, for a period of two (2) years following the date of the withdrawal, engage in any Outside Activities in any "Market Area" in which the Partnership is transacting business or within the prior twelve months has transacted business (the "Restricted Facilities"). For the purposes of this Article 14.3, the term "Market Area" shall mean (i) the area within a ten mile radius of any Restricted Facility, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (ii) the area within a five mile radius of any Restricted Facility, but if such area is determined by a court of competent jurisdiction to be too broad then it shall mean (iii) the area within a two mile radius of any Restricted Facility.

                  In the event a Limited Partner wishes and intends to engage in an Outside Activity in a Market Area, he or she must provide written notice of such intent to the General Partner prior to engaging in the Outside Activity. The written notice shall be deemed an election by the Limited Partner to withdraw from the Partnership (the "Notice of Withdrawal"), and shall give the General Partner the purchase rights as provided Article 17.3 hereof. After the Notice of Withdrawal, the former Limited Partner may engage in an Outside Activity in the Market Area only after waiting the period of two years specified in this Article 14.3. In the event of breach of the waiting period, the Partnership shall be entitled to any remedy at law or equity with respect to such breach, including without limitation an injunction or suit for damages.

                  If a Limited Partner during his or her participation in the Partnership engages in an Outside Activity in a Market Area without first notifying the General Partner in violation of this Article 14.3, the Limited Partner shall be deemed to have given a Notice of Withdrawal on the date the General Partner first becomes aware of the Limited Partner's Outside Activity in the Market Area. Upon receiving a Limited Partner's Notice of Withdrawal or equivalent thereof, the Partnership may invoke the purchase rights provided in
Article 17.3 and shall be entitled to any other remedy at law or equity including without limitation an injunction or suit for damages.

                  14.4 Disclosure of Confidential Information. Each Limited Partner acknowledges and agrees that his or her participation in the Partnership under this Agreement necessarily involves his or her understanding of and access to certain trade secrets and other confidential information pertaining to the business of the Partnership. Accordingly, each Limited Partner (other than the General Partner and its Affiliates that may also hold Limited Partner interests) agrees that at all times during his or her participation in the Partnership as a Limited Partner and thereafter, he or she will not, directly or indirectly, without the express written authority of the Partnership, unless required by law or directed by a applicable legal authority having jurisdiction over the Limited Partner, disclose or use for the benefit of any person, corporation or other entity (other than the Partnership), or himself or herself, (i) any trade, technical, operational, management or other secrets, any patient or customer lists or other confidential or secret data, or any other proprietary, confidential or secret information of the Partnership or (ii) any confidential information concerning any of the financial arrangements, financial positions, hospital or physician contracts, third party payor arrangements, quality assurance and outcome analysis programs, competitive status, customer or supplier matters, internal organizational matters, technical abilities, or other business affairs of or relating to the Partnership. The Limited Partners (other than the General Partner and its Affiliates that may also hold Limited Partner interests) acknowledge that all of the foregoing constitutes proprietary information, which is the exclusive property of the Partnership. In the event of breach of this Article 14.4 as determined by the General Partner, the Partnership shall be entitled to any remedy at law or equity with respect to such breach, including without limitation, an injunction or suit for damages.

                  15.      LIMITED LIABILITY.

                  No Limited Partner shall be required to make any contribution to the capital of the Partnership except as set forth in Article 7, nor shall any Limited Partner in his capacity as such, be bound by, or personally liable for, any expense, liability or obligation of the Partnership except to the extent of his or her (i) interest in the Partnership; and (ii) obligation to return distributions made to him or her under certain circumstances as required by the Act.

                  16.      TRANSFER OF INTERESTS AND ADMISSION OF PARTNERS.

                  16.1     Transferability.

                  (a) The term "transfer" when used in this Agreement with respect to a Partnership Interest includes a sale, assignment, gift, pledge, exchange, or any other disposition (but does not include the issuance of new Partnership Interests pursuant to a Dilution Offering);

                  (b) Except as otherwise provided herein, the General Partner shall not at any time transfer or assign its interest or obligation as General Partner;

                  (c) The Partnership Interest of any Limited Partner shall not be transferred, in whole or in part, except in accordance with the conditions and limitations set forth in Articles 16.2 or 17;

                  (d) The transferee of a Partnership Interest by assignment, operation of law or otherwise, shall have only the rights, powers and privileges enumerated in Article 16.3 or otherwise provided by law and may not be admitted to the Partnership as a Limited Partner except as provided in Articles 7.4 and 16.4 or as a General Partner except as provided in Article 16.5;

                  (e) Notwithstanding any provision herein to the contrary, the Partnership Agreement shall in no way restrict the issuance or transfers of stock of the General Partner; and

                  (f) Notwithstanding any provision herein to the contrary, the issuance of Partnership Interests pursuant to a Dilution Offering and the admission of new Limited Partners pursuant to a Dilution Offering shall be governed by the provisions of Section 7.4 of this Agreement.

                  16.2     Restrictions on Transfers by Limited Partners.

                  (a) All or part of a Partnership Interest may be transferred by a Limited Partner only with the prior written approval of the General Partner, which approval may be granted or denied in its sole discretion

                  (b) The General Partner shall not approve any transfer of a Partnership Interest, except a pledge of any Partnership Interest by the General Partner to any bank, insurance company or other financial institution to secure payment of indebtedness (a "Permitted Pledge"), or otherwise unless the proposed transferee shall have furnished the General Partner with a sworn statement that:

                           (i) The proposed  transferee  proposes to acquire his
                  Partnership Interest as a principal, for investment and not with a view to resale or distribution;

                           (ii) The proposed  transferee meets such requirements
                  regarding sophistication, income and net worth as required by applicable state and Federal securities laws;

                           (iii) The proposed  transferee has met such net worth
                  and income suitability standards as have been established by the General Partner;

                           (iv) The proposed transferee recognizes that investment in the Partnership involves certain risks and has taken full cognizance of and understands all of the risk factors related to the purchase of a Partnership Interest; and

                           (v)  The  proposed   transferee  has  met  all  other
                  requirements of the General Partner for the proposed transfer.

                  (c) Other than in the case of a Permitted Pledge, a transfer of a Partnership Interest may be made only if, prior to the date thereof, the Partnership upon request receives an opinion of counsel, satisfactory in form and substance to the General Partner, that neither the offering nor the proposed transfer will require registration under Federal or applicable state securities laws or regulations.

                  16.3     Rights of Transferee.

                  Unless admitted to the Partnership in accordance with Article 16.4, the transferee of a Partnership Interest or a part thereof or any right, title or interest therein shall not be entitled to any of the rights, powers, or privileges of his predecessor in interest, except that he shall be entitled to receive and be credited or debited with his proportionate share of Partnership income, gains, Profits, Losses, deductions, credits or Distributions.

                  16.4     Admission of Limited Partners.

                  Except as otherwise provided in Articles 7.4 and 17, the General Partner, or the transferee of all or part of the Partnership Interest of either a General Partner or a Limited Partner, may be admitted to the Partnership as a Limited Partner upon furnishing to the General Partner all of the following:

                  (a) The written approval of a Majority in Interest of all of the Limited Partners (except the assignor Partner), or the assignor Partner alone, which approval may be granted or denied in the sole discretion of such Partners or Partner (as the case may be);

                  (b) The written approval of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner;

                  (c) Acceptance, in a form satisfactory to the General Partner, of all the terms and conditions of this Agreement and any other documents required in connection with the operation of the Partnership pursuant to the terms of this Agreement;

                  (d) A properly executed power of attorney substantially identical to that contained in Article 37;

                  (e) Such other documents or instruments as may be required in order to effect his or her admission as a Limited Partner; and

                  (f) Payment of such reasonable expenses as may be incurred in connection with his or her admission as a Limited Partner.

                  16.5     Admission of General Partners.

                  A Limited Partner, or the transferee of all or part of the Partnership Interest of the General Partner, may be admitted to the Partnership as a general partner upon furnishing to the General Partner all of the following:

                  (a) The written consent of both the General Partner and a Majority in Interest of the Limited Partners, which consent may be granted or denied in the sole discretion of the Partners;

                  (b) Such financial statements, guarantees or other assurances as the General Partner may require with regard to the ability of the proposed general partner to fulfill the financial obligations of a general partner hereunder;

                  (c) Acceptance, in form satisfactory to the General Partner, of all the terms and provisions of this Agreement and any other documents required in connection with the operation of the Partnership pursuant to the terms of this Agreement;

                  (d) A certified copy of a resolution of its Board of Directors (if it is a corporation) authorizing it to become a general partner under the terms and conditions of this Agreement;

                  (e) A power of attorney substantially identical to that contained in Article 37;

                  (f) Such other documents or instruments as may be required in order to effect its admission as a general partner; and

                  (g) Payment of such reasonable expenses as may be incurred in connection with its admission as a general partner.

                  Notwithstanding the above, a transferee that controls or is controlled by the General Partner or one or more of its Affiliates that receives all or part of the Partnership Interest of the General Partner may be admitted to the Partnership as a general partner upon complying with all the provisions of Article 16.5 except for subparagraph 16.5(a). As long as the transferee either controls or is controlled by the General Partner or one or more of its Affiliates, no Limited Partner consents will be required to admit such transferee as a General Partner to the Partnership.

                  16.6 Amendment of Certificate of Limited Partnership and Qualification.

                  The General Partner shall take all steps necessary and appropriate to prepare and record any amendments to the Certificate of Limited Partnership, as may be necessary or appropriate from time to time to comply with the requirements of the Act, including, without limitation, upon the admission to the Partnership of any general partner pursuant to the provisions of Article 16.5, and may for this purpose exercise the power of attorney delivered to the General Partner pursuant to Article 16.5 or 37. In addition, the General Partner shall take all steps necessary and appropriate to prepare and record any and all documents necessary to qualify the Partnership to do business in jurisdictions where the Partnership is doing business, and may for this purpose exercise the power of attorney delivered to the General Partner pursuant to Articles 16.4,
16.5 or 37.

                  16.7     Fundamental Changes.

                  As provided in Article 20.5(b), if the General Partner and a Majority in Interest of the Limited Partners approve a plan providing for the merger or consolidation of the Partnership with another person or entity, or the sale of all or substantially all of the Partnership Interests, including without limitation the exchange of Partnership Interests for equity interests in another person or entity or for cash or other consideration or combination thereof, then and in such event, the Limited Partners shall be obligated to take or refrain from taking, as the case may be, such actions as the plan may provide, including, without limitations, executing such instruments, and providing such information as the General Partner shall reasonably request. Any plan described in this Article 16.7 may also effect an amendment to the Partnership Agreement or the adoption of a new partnership agreement in connection with the merger of the Partnership with another person or entity. The plan may also provide that the General Partner and its Affiliates shall receive fees for services rendered in connection with the operation of the Partnership or any successor entity following the consummation of the transactions described in the plan, and neither the Partnership nor the Partners shall have any right by virtue of this Agreement in the income derived therefrom. Any securities or other consideration to be distributed to the Partners pursuant to the plan shall be distributed in the manner set forth in Article 24(c) as though the Partnership were being liquidated. For this purpose only, the fair market value of the securities or other consideration to be received pursuant to the plan shall be treated as "Profits" and the capital accounts of the Partners shall be increased in the manner provided in Article 11(a)(ii). No Partner shall be entitled to any appraisal or similar rights in connection with a plan contemplated by this
Article 16.7.

                  16.8     Withdrawal of Initial Limited Partner.

                  Upon the date the first Limited Partner is admitted to the Partnership in accordance with Article 10 of this Agreement, the Initial Limited Partner shall withdraw from the Partnership, and thereupon his Capital Contribution shall be returned and his Partnership Interest shall be reallocated to the Limited Partners.

                  17. OPTIONAL PURCHASE OF LIMITED PARTNERSHIP INTERESTS ON CERTAIN EVENTS.

                  17.1     Death.

                  Upon the death of a Limited Partner, the deceased Limited Partner's executor, administrator, or other legal or personal representative shall give written notice of that fact to the General Partner. The General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the deceased Limited Partner (whose executor, administrator or other legal or personal representative shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in Article 17.8 of this Agreement and on the terms and conditions provided in Article 17.9 of this Agreement. The General Partner shall have a period of thirty (30) days following the date it first received notice of the death of the Limited Partner (the "Option Period") within which to notify in writing the deceased Limited Partner's executor, administrator or other legal or personal representative, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of the deceased Limited Partner. If the General Partner does not elect to purchase the entire Partnership Interest of the deceased Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the deceased Limited Partner's executor, administrator, or other legal representative pursuant to the terms of this Agreement. The General Partner, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of a deceased Limited Partner under this Section 17.1 to the Partnership and, in such case, the Partnership shall have the same rights as provided for the General Partner under this Section 17.1.

                  17.2 Bankruptcy, Insolvency or Assignment for Benefit of Creditors of a Limited Partner.

                   In the event that an involuntary or voluntary proceeding under the Federal Bankruptcy Code, as amended, is filed for or against any Limited Partner, or if any Limited Partner shall make an assignment for the benefit of his creditors, or if any Limited Partner has a receiver or custodian appointed for his assets, or any Limited Partner generally fails to pay his debts when due, the insolvent Limited Partner shall give written notice (the "Notice of Insolvency") to the General Partner of the commencement of any such proceeding or the occurrence of such event within five days of the first notice to him of such commencement or occurrence of such event. The General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the insolvent Limited Partner (which insolvent Limited
Partner or his trustee, custodian, receiver or other personal or legal representative, as the case may be, shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in Article
17.8 of this Agreement and on the terms and conditions provided in Article 17.9 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of either the Notice of Insolvency, or if such formal notice is not given, the date the General Partner first becomes aware of the financial condition of the Limited Partner as outlined in this Article 17.2 (the "Option Period"), within which to notify in writing the insolvent Limited Partner or his trustee, custodian, receiver, or other legal or personal representative, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of the insolvent Limited Partner. If the General Partner does not elect to purchase the entire Partnership Interest of the insolvent Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the insolvent Partner, his trustee, custodian, receiver or other legal or personal representative pursuant to the terms of this Agreement. The General Partner, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of an insolvent Limited Partner under this Section 17.2 to the Partnership and, in such case, the Partnership shall have the same rights as provided for the General Partner under this Section 17.2.

                  17.3     Breach of Article 14.3.

                  In the event the General Partner either receives a Notice of Withdrawal as provided in Article 14.3 or receives notice of breach of Article
14.3 by a Limited Partner (the "Defaulting Limited Partner"), the General Partner may elect, in its sole discretion, to treat such event as a default under this Agreement and enforce the provisions of this Article 17.3. If the General Partner elects to enforce the provisions of this Article 17.3, the General Partner shall give written notice of such election (the "Notice of Default") to the Defaulting Limited Partner within 180 days of the date the General Partner first received notice of the defaulting event. Upon giving the Notice of Default, the General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the Defaulting Limited Partner (which Defaulting Limited Partner shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in
Article  17.8 of this  Agreement  and on the terms and  conditions  provided  in
Article 17.9 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of the Notice of Default (the "First Option Period") within which to notify in writing the Defaulting Limited Partner, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of the Defaulting Limited Partner. If the General Partner does not elect to purchase the entire Partnership Interest of the Defaulting Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the Defaulting Limited Partner pursuant to the terms of this Agreement. The General Partner, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of a Defaulting Limited Partner under this
Section 17.3 to the Partnership and, in such case, the Partnership shall have the same rights as provided for the General Partner under this Section 17.3.

                  17.4     Domestic Proceeding.

                  In the event that a spouse of a Limited Partner commences against a Limited Partner, or a Limited Partner is named in, a Domestic Proceeding, the Limited Partner shall give written notice (the "Notice of Domestic Proceeding") to the General Partner of the commencement of any such proceeding within five days of the first notice to him of such commencement. The General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the Limited

Partner involved in the Domestic Proceeding (which Limited Partner shall then become obligated to sell such Partnership Interest), at the price determined in the manner provided in Article 17.8 of this Agreement and on the terms and conditions provided in Article 17.9 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of either the Notice of Domestic Proceeding or if such formal notice is not given, the date the General Partner is first aware of the domestic circumstances of the Limited Partner as provided in this Article 17.4 (the "Option Period"), within which to notify in writing the Limited Partner involved in the Domestic Proceeding, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of such Limited Partner. If the General Partner does not elect to purchase the Partnership Interest of the Limited Partner involved in the Domestic Proceeding before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by such Limited Partner pursuant to the terms of this Agreement. The General Partner, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of the Limited Partner involved in the Domestic Proceeding under this
Section 17.4 to the Partnership and, in such case, the Partnership shall have the same rights as provided for the General Partner under this Section 17.4.

                  17.5     Divestiture Option.

                  If state or federal regulations or laws are enacted or applied, or if any other legal developments occur, which, in the opinion of the General Partner adversely affect (or potentially adversely affect) the operation of the Partnership (e.g., the enactment or application of prohibitory physician self-referral legislation against the Partnership or its Partners), the General Partner shall promptly either, in its discretion, (i) take the steps outlined in this Article 17.5 to divest the Limited Partners of their Partnership Interests, or (ii) dissolve the Partnership as provided in Article 23.1(e). If the General Partner chooses option (i), it shall deliver a written notice to all of the Limited Partners (the "Notice of Election") and purchase such Partnership Interests for its own account. The purchase price to be paid for each Partnership Interest shall be determined in the manner as provided in Article
17.8 and shall be on the terms and conditions as provided in Article 17.9. The transfer of the Partnership Interests and the payment of the purchase price (as provided in Article 17.8) shall be made at such time as determined by the General Partner to be in the best interests of the Partnership and its Limited Partners. Each Limited Partner hereby makes, constitutes and appoints the General Partner, with full power of substitution, his true and lawful attorney-in-fact, to take such actions and execute such documents on his behalf to effect the transfer of his Partnership Interest as provided in this Article 17.5.

                  17.6     Dissolution of Carolina Lithotripsy.

                  Upon the voluntary or involuntary dissolution of Carolina Lithotripsy, Carolina Lithotripsy's general partner or, if there is none, a representative of its limited partners shall give written notice of the fact (the "Notice of Dissolution") to the General Partner. The General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of Carolina Lithotripsy (whose general partner or other representative shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in Article 17.8 of this Agreement and on the terms and conditions provided in Article 17.9 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of either the Notice of Dissolution of Carolina Lithotripsy or if such formal notice is not given, the date the General Partner is first aware of the dissolution (the

"Option Period"), within which to notify in writing Carolina Lithotripsy's general partner or other representative, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of Carolina Lithotripsy. If the General Partner does not elect to purchase the entire Partnership Interest of Carolina Lithotripsy before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the successors in interest to Carolina Lithotripsy upon dissolution pursuant to the terms of this Agreement. The General Partner, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of Carolina Lithotripsy under this Section 17.6 to the Partnership and, in such case, the Partnership shall have the same rights as provided for the General Partner under this Section 17.6.

                  17.7     Regulatory Action Regarding Carolina Lithotripsy.

                  In the event Carolina Lithotripsy is conclusively determined by a court of competent jurisdiction or state or federal authority to have violated any law or regulation, and such action is determined by the General Partner to effect the Partnership's participation under the Medicare or Medicaid programs, or otherwise adversely effects the material interests of the Partnership, the General Partner may elect to treat such action as a defaulting event by Carolina Lithotripsy (the "Defaulting Event"). If the General Partner elects to enforce the provisions of this Article 17.7, the General Partner shall give written notice of such election (the "Default Notice") to Carolina Lithotripsy within ninety days of the date the General Partner first received notice of the Defaulting Event. Upon giving the Default Notice, the General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of Carolina Lithotripsy (in which event Carolina Lithotripsy's general partner or other representative, as the case may be, shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in Article 17.8 of this Agreement and on the terms and conditions provided in Article 17.9 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of the Default Notice (the "Option Period") within which to notify Carolina Lithotripsy in writing whether the General Partner wishes to purchase all or a portion of the Partnership Interest of Carolina Lithotripsy. If the General Partner does not elect to purchase the entire Partnership Interest of Carolina Lithotripsy before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by Carolina Lithotripsy pursuant to the terms of this Agreement. The General Partner, in its sole discretion, may elect to assign its rights to purchase the Partnership Interest of Carolina Lithotripsy under this Section 17.7 to the Partnership and, in such case, the Partnership shall have the same rights as provided for the General Partner under Section 17.7.

                  17.8     Purchase Price.

                  The purchase price to be paid for the Partnership Interest of any Limited Partner whose interest is being purchased pursuant to the provisions of Articles 17.1, 17.2, 17.3, 17.4, 17.5, 17.6 or 17.7 (the "Retiring Limited
Partner") shall be an amount equal to the Retiring Limited Partner's share of the Partnership's book value, if any, (prorated in the event that only a portion of his Partnership Interest is being purchased) as reflected by the Capital Account of the Retiring Limited Partner (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The determination of the Retiring Limited Partner's Capital Account on the Valuation Date (as defined below) shall be made by the Partnership's internal accountant (the "Partnership

Accountant") upon a review of the Partnership books of account, and a formal audit is expressly waived. The statement of the Partnership Accountant with respect to the Capital Account of the Retiring Limited Partner on the Valuation Date shall be binding and conclusive upon the Partnership, the purchaser and the Retiring Limited Partner and his representative. The Valuation Date shall be the last day of the month immediately preceding the month in which occurs: (i) the death of a Limited Partner, in the case of a purchase by reason of death; (ii) the bankruptcy or insolvency of a Limited Partner, in the case of a purchase by reason of such bankruptcy or insolvency; (iii) the Notice of Withdrawal or breach of Article 14.3 as provided in Article 17.3 in the case of a purchase by reason thereof; (iv) the commencement of the Domestic Proceeding, in the case of a purchase by reason thereof; (v) the Notice of Election as provided in Article 17.5; (vi) the date of dissolution as provided in Article 17.6; or (vii) the Default Notice as provided in Article 17.7, in the case of a purchase by reason thereof. Any Limited Partner whose Partnership Interest is purchased pursuant to the provisions of Article 17.1, 17.2, 17.3, 17.4, 17.5, 17.6 or 17.7 shall be entitled only to the purchase price which shall be paid at the Closing in cash (or by certified or cashier's check) and shall not be entitled to any Partnership distributions made after the Valuation Date. The transfer of a Partnership Interest of a Retiring Limited Partner shall be deemed to occur as of the Valuation Date and the Retiring Limited Partner shall have no voting or other rights as a Limited Partner after such date. The purchaser shall be entitled to any distributions attributable to the transferred interest after the Valuation Date and shall have the right to deduct the amount of any such distributions made to the Retiring Limited Partner after the Valuation Date from the purchase price.

                  17.9     Closing.

                  17.9.1 Closing of Purchase and Sale. The Closing of any purchase and sale of a Partnership Interest pursuant to Article 17.1, 17.2, 17.3, 17.4, 17.5, 17.6 or 17.7 of this Agreement shall take place at the principal office of the Partnership, or such other place designated by the General Partner, on the date determined as follows (the "Closing"):

                  (a) In the case of a purchase and sale occurring by reason of the death of a Limited Partner as provided in Article 17.1 of this Agreement, the Closing shall be held on the thirtieth day (or if such thirtieth day is not a business day, the next business day following the thirtieth day) next following the last to occur of:

                           (i) Qualification of the executor or personal administrator of the deceased Limited Partner's estate;

                           (ii) The date on which any necessary determination of
                  the purchase price of the Partnership Interest to be purchased has been made; or

                           (iii) The date that  coincides  with the close of the
                  Option Period.

                  (b) In the case of a purchase and sale occurring by reason of the occurrence of one of the events described in Article 17.2, 17.3, 17.4, 17.5, 17.6 or 17.7 of this

         Agreement, the Closing shall be held on the thirtieth day (or if such thirtieth day is not a business day, the next business day following the thirtieth day) next following the later to occur of:

                           (i) The date on which any necessary determination of
                  the purchase price of the Partnership Interest to be purchased has been made; or

                           (ii) The date  that  coincides  with the close of the
                  Option Period.

         At the Closing, although not necessary to effect the transfer, the Retiring Limited Partner shall concurrently with tender and receipt of the applicable purchase price, deliver to the purchaser duly executed instruments of transfer and assignment, assigning good and marketable title to the portion or portions of the Retiring Limited Partner's entire Partnership Interest thus purchased, free and clear from any liens or encumbrances or rights of others therein. The parties acknowledge that occurrence of any of the triggering events described in Article 17.1, 17.2, 17.3, 17.4, 17.5, 17.6 or 17.7 and compliance with all the Articles of this Agreement, except the execution of the transfer documents by the Retiring Partner as provided above in this
         Article 17.9.1, are sufficient to effect the complete transfer of the Retiring Limited Partner's interest and the Retiring Limited Partner shall be deemed to consent to admission of the transferee as a substitute Limited Partner. Notwithstanding the date of the Closing or whether a Closing is successfully held, the transfer of a Partnership Interest of a Retiring Limited Partner shall be deemed to occur as of the Valuation Date as defined in Article 17.8. The deemed transfer is effective regardless of whether the Retiring Limited Partner performs the duties set forth in this Article 17.9.1.

                  17.9.2 Terms and Conditions of Purchase. The Partnership Interest of a Limited Partner shall not be transferred to any Partner unless the requirements of Articles 16.2 and 16.4 (b) through (f) are satisfied with respect to it. The purchaser shall be liable for all obligations and liabilities connected with that portion of the
         Partnership Interest transferred to it unless otherwise agreed in writing.

                  18. SALE, ASSIGNMENT OR OTHER TRANSFER OF THE GENERAL PARTNER'S INTEREST.

                  18.1 The General Partner may not mortgage, pledge, hypothecate, transfer, sell, assign or otherwise dispose of all or any part of its interest in the Partnership, whether voluntarily, by operation of law or otherwise (the foregoing actions being hereafter collectively referred to as "Transfers" or singularly as a "Transfer") except as permitted by this Article.

                  18.2 If the General Partner makes a Transfer (other than a mortgage, pledge or hypothecation) of its general partner interest in the Partnership pursuant to this Article, it shall be liable for all obligations and liabilities incurred by it as the General Partner of the Partnership on or before the effective date of such Transfer, but shall not be liable for any obligations or liabilities of the Partnership arising after the effective date of the Transfer.

                  18.3 No Transfer by the General Partner shall be permitted unless:

                  (a) Counsel for the Partnership shall have rendered an opinion that none of the actions taken in connection with such Transfer will cause the Partnership to be classified other than as a partnership for Federal income tax purpose or will cause the termination or dissolution of the Partnership under state law; and

                  (b) Such documents or instruments, in form and substance satisfactory to counsel for the Partnership, shall have been executed and delivered as may be required in the opinion of counsel for the Partnership to effect fully any such Transfer.

                  Notwithstanding the foregoing provisions of this Article 18.3, the General Partner may pledge its interest in the Partnership to any bank, insurance company or other financial institution to secure payment of indebtedness.

                  19.      TERMINATION OF THE SERVICES OF THE GENERAL PARTNER.

                  The General Partner shall be removed and another designated and substituted upon (i) the election and consent of a Majority in Interest of the Limited Partners upon the General Partner being adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Partnership for any act of gross negligence or willful misconduct in the performance of its duties under the terms of this Agreement, or (ii) the election and consent of the Limited Partners representing 80% of the aggregate limited partner interests in the Partnership. Such consent shall be evidenced by a certificate of removal signed by the Limited Partners constituting the requisite percentage of partnership interests necessary for removal under either proviso (i) or (ii) of the preceding sentence. In the event of removal, the new general partner shall succeed to all of the powers, privileges and obligations of the General Partner, and the General Partner's interest in the Partnership shall become that of a Limited Partner, and the General Partner shall maintain its same Percentage Interest in the Partnership notwithstanding anything contained in the Act to the contrary. In addition, in the event of removal, the new general partner shall take all steps necessary and appropriate to prepare and record an amendment to the Certificate of Limited Partnership to reflect the removal of the General Partner and the admission of such new general partner.

                  20.      MANAGEMENT AND OPERATION OF BUSINESS.

                  20.1 All decisions with respect to the management of the business and affairs of the Partnership shall be made by the General Partner.

                  20.2 The General Partner shall be under no duty to devote all of its time to the business of the Partnership, but shall devote only such time as it deems necessary to conduct the Partnership business and to operate and manage the Partnership in an efficient manner.

                  20.3 The General Partner may charge to the Partnership all ordinary and necessary costs and expenses, direct and indirect, attributable to the activities, conduct and management of the business of the Partnership. The costs and expenses to be borne by the Partnership shall include, but are not limited to, all expenditures incurred in acquiring and financing the Equipment or other Partnership property, legal and accounting fees and expenses, salaries of employees of the Partnership, consulting and quality assurance fees paid to independent contractors, insurance premiums and interest.

                  20.4 In addition to, and not in limitation of, any rights and powers covenanted by law or other provisions of this agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the General Partner shall have and may exercise on behalf of the Partnership all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Partnership. Such powers shall include, without limitation, the following:

                  (a)      To acquire the initial Prostatron(R) Mobile System;

                  (b) To exercise the option of the General Partner or the Partnership to purchase a Limited Partner's Partnership Interest pursuant to Article 17;

                  (c) To determine the travel itinerary and site locations for the Prostatron(R) Mobile System or other Partnership technology;

                  (d) To borrow money for any Partnership purpose (including the acquisition of the Additional Assets) and, if security is required therefor, to subject to any security device any portion of the property for the Partnership, to obtain replacements of any other security device, to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any encumbrance or other security device;

                  (e) To deposit, withdraw, invest, pay, retain (including the establishment of reserves in order to acquire the Additional Assets) and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement;

                  (f)      To institute and defend actions at law or in equity;

                  (g) To enter into and carry out contracts and agreements and any or all documents and instruments and to do any and all such other things as may be in furtherance of Partnership purposes or necessary or appropriate to the conduct of the Partnership activities;

                  (h)  To   execute,   acknowledge   and  deliver  any  and  all
         instruments which may be deemed necessary or convenient to effect the foregoing; and

                  (i) To engage or retain one or more persons to perform acts or provide materials as may be required by the Partnership, at the Partnership's expense, and to compensate such person or persons at a rate to be set by the General Partner, provided that the compensation is at the then prevailing rate for the type of services and materials provided, or both. Any person, whether a Partner, an Affiliate of a Partner or otherwise, including without limitation the General Partner, may be employed or engaged by the Partnership to render services and provide materials, including, but not limited to, management services, professional services, accounting services, quality assessment services, legal services, marketing services, maintenance services or provide materials; and if such person is a Partner or an Affiliate of a Partner, he shall be entitled to, and shall be paid compensation for said services or materials, anything in this Agreement to the contrary notwithstanding, provided that the compensation to be received for such services or materials is competitive in price and terms with then prevailing rate for the type of services and/or materials provided. The Partnership, pursuant to the terms of a Management Agreement, will contract with Lithotripters, Inc., a North Carolina corporation and an Affiliate of the General Partner, with respect to the supervision and coordination of the management and administration of the day-to-day operations of the Prostatron(R) Mobile System for a monthly fee equal to the greater of 7.5% of Partnership Cash Flow per month or $8,000 per month. All costs incurred by Lithotripters, Inc. in performing its duties as management agent shall be paid by the Partnership directly. The Partnership may also contract with qualified physicians desiring to use the Prostatron(R) Mobile System for the treatment of patients. Owning an interest in the Partnership shall not be a condition to using the Prostatron(R) Mobile System. The General Partner and its Affiliates may engage in or possess an interest in other business ventures of any nature and description independently or with others, including, but not limited to, the operation of a mobile benign prostatic hyperplasia treatment unit similar to the Prostatron(R) Mobile System, whether or not such business ventures are in direct or indirect competition with the Partnership, and neither the Partnership nor the Partners shall have any right by virtue of this Agreement in and to said independent ventures or to the income or profits derived therefrom.

                  20.5 Notwithstanding the provisions of Article 20.4 above, the General Partner shall have the authority to take the following actions only if it first receives the prior written consent of a Majority in Interest of the Limited Partners:

                  (a) Offer and sell additional limited partnership interests in the Partnership pursuant to a Dilution Offering as described in Article
         7.4 hereof;

                  (b) Institute and carry out any plan providing for the merger, consolidation or sale of Partnership Interests or any other actions outlined in Article 16.7 hereof;

                  (c)      Voluntarily dissolve the Partnership as provided in
Article 23 hereof;

                  (d) Acquire (i) additional Prostatron(R) Mobile Systems, (ii) any other assets related to the provision of benign prostatic hyperplasia treatment services, or (iii) any other assets or equipment or an interest in another entity consistent with the purposes of the Partnership as provided in Article 4 (collectively, the "Additional Assets") other than in the ordinary course of business; or

                  (e) Purchase, hold, manage, lease, license and dispose of Partnership assets (including the Prostatron(R) Mobile System), other than in the ordinary course of business.

                  20.6 Notwithstanding the provisions of Articles 20.4 and 20.5, and in addition to other acts expressly prohibited or restricted by this Agreement or by law, the General Partner shall have no authority to act on behalf of the Partnership in:

                  (a) Doing any act in contravention of this Agreement or the Partnership's Certificate of Limited Partnership;

                  (b) Doing any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (c)   Confessing  a  judgment   against  the   Partnership  in
         connection with any threatened or pending legal action;

                  (d) Possessing or in any manner dealing with the Partnership's
         property  or   assigning   the  rights  of  the   Partnership   in  the
         Partnership's property for other than Partnership purposes;

                  (e) Admitting a person as a Limited Partner or a General Partner except as provided in this Agreement; or

                  (f) Performing any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction.

                  21.      RESERVES.

                  Subject to the consent requirements of Article 20.5, the General Partner may cause the Partnership to create a reserve account to be used exclusively for repairs and acquisition of Additional Assets and for any other valid Partnership purpose. The Partners, in accordance with the provisions of
Article 20.5(d), shall determine the amount of payments to such reserve.

                  22.    INDEMNIFICATION AND EXCULPATION OF THE GENERAL PARTNER.

                  22.1 The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith and integrity in handling Partnership affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of the General Partner should consult with their counsel. The General Partner and its Affiliates shall have no liability to the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates.

                  22.2 The General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners, and upon dissolution, Limited Partners shall look solely to the assets of the Partnership.

                  23.      DISSOLUTION OF THE PARTNERSHIP.

                  23.1 The Partnership shall be dissolved and terminated and its business wound up upon the occurrence of any one of the following events:

                  (a)      The expiration of its term on June 30, 2047;

                  (b) The  filing  by, on  behalf  of, or  against  the  General
         Partner of any petition or pleading, voluntary or involuntary, to declare the General Partner bankrupt under any bankruptcy law or act, or the commencement in any court of any proceeding, voluntary or involuntary, to declare the General Partner insolvent or unable to pay its debts, or the appointment by any court or supervisory authority of a receiver, trustee or other custodian of the property, assets or business of the General Partner or the assignment by it of all or any part of its property or assets for the benefit of creditors, if said action, proceeding or appointment is not dismissed, vacated or otherwise terminated within ninety (90) days of its commencement;

                  (c) The  determination  of the  Partners  in  accordance  with
         Article 20.5(c) that the Partnership should be dissolved;

                  (d) The approval of a plan by the Partners, in accordance with
         Article 20.5(b), providing for the merger, consolidation or sale of Partnership Interests or other action as described in Article 16.7.

                  (e) The election of the General Partner to dissolve the Partnership following the occurrence of an event described in Article 17.5;

                  (f) The sale, exchange or other disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof; and

                  (g) The dissolution, retirement, resignation, death, disability or legal incapacity of a general partner, and any other event resulting in the dissolution or termination of the Partnership under the laws of the State of North Carolina.

                  23.2  Notwithstanding  the  provisions  of Article  23.1,  the
Partnership shall not be dissolved and terminated upon the retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner, and its business shall continue pursuant to the terms and conditions of this Agreement, if any general partner or general partners remain following such event; provided that such remaining general partner or general partners are hereby obligated to continue the business of the Partnership. If no general partner remains after the occurrence of such event, the business of the Partnership shall continue pursuant to the terms and conditions of this Agreement, if, within ninety (90) days after the occurrence of such event, a Majority in Interest of the Limited Partners agree in writing to continue the business of the Partnership, and, if necessary, to the appointment of one or more persons or entities to be substituted as the general partner. In the event the Limited Partners agree to continue the business of the Partnership, the new general partner or general partners shall succeed to all of the powers, privileges and obligations of the General Partner, and the General Partner's interest in the Partnership shall become a Limited Partner's interest hereunder. Furthermore, in the event a remaining general partner or the Limited Partners, as the case may be, agree to continue the business of the Partnership as provided herein, the remaining general partner or the newly appointed general partner or general partners, as the case may be, shall take all steps necessary and appropriate to prepare and record an amendment to the Certificate of Limited Partnership to reflect the continuation of the business of the Partnership and the admission of a new general partner or general partners, if any.

                  24.      DISTRIBUTION UPON DISSOLUTION.

                  Upon the dissolution and termination of the Partnership, the General Partner or, if there is none, a representative of the Limited Partners, shall cause the cancellation of the Partnership's Certificate of Limited Partnership, shall liquidate the assets of the Partnership, and shall apply and distribute the proceeds of such liquidation in the following order of priority:

                  (a) First, to the payment of the debts and liabilities of the Partnership, and the expenses of liquidation;

                  (b) Second, to the creation of any reserves which the General Partner (or the representatives of the Limited Partners) may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the business and operation of the Partnership; and

                  (c) Third,  the balance,  if any,  shall be distributed to the
         Partners in accordance with the Partners' positive Capital Account balances after such capital accounts are adjusted as provided by
         Article 13, and any other adjustments required by
         the Final Treasury Regulations under Section 704(b) of the Code. Any general partner with a negative Capital Account following the distribution of liquidation proceeds or the liquidation of its interest must contribute to the Partnership an amount equal to such negative Capital Account on or before the end of the Partnership's taxable year (or, if later, within ninety days after the date of liquidation). Any capital so contributed shall be (i) distributed to those Partners with positive Capital Accounts until such Capital Accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities.

                  25.      BOOKS OF ACCOUNT, RECORDS AND REPORTS.

                  25.1 Proper and complete records and books of account shall be kept by the General Partner in which shall be entered fully and accurately all transactions and such other matters relating to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The books and records of the Partnership shall be prepared according to the accounting method determined by the General Partner. The Partnership's fiscal year shall be the calendar year. The books and records shall at all times be maintained at the Partnership's Records Office and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during reasonable business hours.

                  25.2 Within ninety (90) days after the end of each Year, the General Partner shall send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal tax Schedule K-1, as shall be reasonably necessary for the preparation by such person of his Federal income tax return. The General Partner will also make available to the Limited Partners any other information required by the Act.

                  25.3 The General Partner shall maintain at the Partnership's Records Office copies of the Partnership's original Certificate of Limited Partnership and any certificate of amendment, restated certificate or certificate of cancellation with respect thereto and such other documents as the Act shall require. The General Partner will furnish to any Limited Partner upon request a copy of the Partnership's original Certificate of Limited Partnership and any certificate of amendment, restated certificate, or certificate of cancellation, if any.

                  25.4 The General Partner shall, in its sole discretion, make for the Partnership any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Partnership's property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership Distributions.

                  25.5 The General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and to act in any similar capacity under state or local law, and is authorized (at the Partnership's expense): (i) to represent the Partnership and Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or Partners in their capacity as Partners; (ii) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns;
(iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the

Partnership and Partners; and (iv) to expend Partnership funds for professional services and costs associated therewith. The General partner is authorized and required to notify the federal, state or local tax authorities of the appointment of a Tax Matters Partner in the manner provided in Treasury Regulations Section 301.6231(a)(7)-IT, as modified from time to time. In its capacity as Tax Matters Partner, the General Partner shall oversee the Partnership tax affairs in the manner which, in its best judgment, are in the interests of the Partners.

                  26.      NOTICES.

                  All notices under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, or mailed by certified or registered mail, postage prepaid, return receipt requested. Notices to the General Partner shall be delivered at, or mailed to, its principal office. Notices to the Partnership shall be delivered at, or mailed to, its principal office with a copy to each of its business offices. Notice to a Limited Partner shall be delivered to such Limited Partner, or mailed to the last address furnished by him for such purposes to the General Partner. Limited Partners shall give notice of a change of address to the General Partner in the manner provided in this Article.

                  27.      AMENDMENTS.

                  Subject to the provisions of Article 28, this Agreement is subject to amendment only by written consent of the General Partner and a Majority in Interest of the Limited Partners; provided, however, the consent of the Limited Partners shall not be required if such amendments are ministerial in nature and do not contravene the provisions of Article 28.

                  28.      LIMITATIONS ON AMENDMENTS.

                  Notwithstanding the provisions of Article 27, no amendment to this Agreement shall:

                  (a) Enlarge the obligations of any Partner under this Agreement or convert the interest in the Partnership of any Limited Partner into the interest of a general partner or modify the limited liability of any Limited Partner, without the consent of such Partner;

                  (b) Amend the provisions of Article 11, 12, 13 or 24 without the approval of the General Partner and a Majority in Interest of the Limited Partners; provided, however, that the General Partner may at any time amend such Articles without the consent of the Limited Partners in order to permit the Partnership allocations to be sustained for Federal income tax purposes, but only if such amendments do not materially affect adversely the rights and obligations of the Limited Partners, in which case such amendments may only be made as provided in this Article 28(b); or

                  (c) Amend this Article 28 without the consent of all Partners.

                  29.      MEETINGS, CONSENTS AND VOTING.

                  29.1 A meeting of the Partnership to consider any matter with respect to which the Partners may vote as set forth in this Agreement may be called by the General Partner or by Limited Partners who hold more than twenty-five percent (25%) of the aggregate interests in the Partnership held by all the Limited Partners. Upon receipt of a notice requesting a meeting by such Partner or Partners and stating the purpose of the meeting, the General Partner shall, within ten (10) days thereafter, give notice to the Partners of a meeting of the Partnership to be held at a time and place convenient to the Limited Partners on a date not earlier than fifteen (15) days after receipt by the General Partner of the notice requesting a meeting. The notice of the meeting shall set forth the time, date, location and purpose of the meeting.

                  29.2 Any consent of a Partner required by this Agreement may be given as follows:

                  (a) By a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, or

                  (b) By the affirmative vote by the consenting Partner to the doing of the act or thing for which the consent is solicited at any meeting called pursuant to this Article to consider the doing of such act or thing.

                  29.3 When exercising voting rights expressly granted under the Articles of this Agreement, each Partner shall have that number of votes as is equal to the Percentage Interest of such Partner at the time of the vote, multiplied by 100.

                  30.      SUBMISSIONS TO THE LIMITED PARTNERS.

                  The General Partner shall give the Limited Partners notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Limited Partners. Such notice shall include any information required by the relevant provision or by law.

                  31.      ADDITIONAL DOCUMENTS.

                  Each party hereto agrees to execute and acknowledge all documents and writings which the General Partner may deem necessary or expedient in the creation of this Partnership and the achievement of its purpose.

                  32.      SURVIVAL OF RIGHTS.

                  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successor and assigns.

                  33.      INTERPRETATION AND GOVERNING LAW.

                  When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vise versa; in addition, the masculine gender shall include the feminine and neuter counterparts. The Article headings or titles and the table of contents shall not define, limit, extend or interpret the scope of this Agreement or any particular Article. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina without giving effect to the conflicts of laws provisions thereof.

                  34.      SEVERABILITY.

                  If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall not be affected thereby.

                  35.      AGREEMENT IN COUNTERPARTS.

                  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                  36.      THIRD PARTIES.

                  The agreements, covenants and representations contained herein are for the benefit of the parties hereto inter se and are not for the benefit of any third parties including, without limitation, any creditors of the Partnership.

                  37.      POWER OF ATTORNEY.

                  Each Limited Partner hereby makes, constitutes and appoints Dr. Joseph Jenkins and Dr. Dan A. Myers, severally, with full power of substitution, his true and lawful attorneys-in-fact, for him and in his name, place and stead and for his use and benefit to sign and acknowledge, file and record, any amendments hereto among the Partners for the further purpose of executing and filing on behalf of each Limited Partner, any and all certificates of limited partnership or other documents necessary to constitute the Partnership or to effect the continuation of the Partnership, the admission or withdrawal of a general partner or a limited partner, the qualification of the Partnership in a foreign jurisdiction (or amendment to such qualification), the admission of substitute Limited Partners or the dissolution or termination of the Partnership, provided such continuation, admission, withdrawal, qualification, or dissolution and termination are in accordance with the terms of this Agreement.

                  The foregoing power of attorney is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or legal incapacity of each Limited Partner. It may be exercised by any one of said attorneys by listing all of the Limited Partners executing any instrument over the signature of the attorney-in-fact acting for all of them. The power of attorney shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Unit. In those cases in which the assignee of, or the successor to, a Limited Partner owning a Unit has been approved by the Partners for admission to the Partnership as a substitute Limited Partner, the power of attorney shall survive for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

                  This power of attorney shall not be affected by the subsequent incapacity or mental incompetence of any Limited Partner.

                  38.      ARBITRATION.

                  Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration in Raleigh, North Carolina in accordance with the then effective commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof.

                  39.      CREDITORS.

                  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

                  IN WITNESS WHEREOF, the parties have executed this Agreement of Limited Partnership as of the day and year first above written.

                                   GENERAL PARTNER:

                                   PROSTATHERAPIES, INC., a Delaware corporation


                                    By:      /s/ Dan A. Myers
                                             --------------------
                                             Dan A. Myers, M.D., President

ATTEST:

Philip J. Gallina
-------------------                                     [CORPORATE SEAL]
Secretary


                            INITIAL LIMITED PARTNER:

                                    /s/ Dan A. Myers
                                    ---------------------------------------
                                    Dan A. Myers, M.D.


STATE OF NORTH CAROLINA                     )
                                            )
COUNTY OF CUMBERLAND                        )

                  On this 14th day of August, 1997, before me, the undersigned Notary Public in and for the County of Cumberland in the State of North Carolina, personally came Dan A. Myers, M.D., who, being by me duly sworn, said that he is President of Prostatherapies, Inc., the sole general partner of North Carolina Prostatherapy Limited Partnership I, that the seal affixed to the foregoing instrument in writing is the corporate seal of the corporation, and that said writing was signed, sworn to, and sealed by him in behalf of said corporation by its authority duly given. And the said Dan A. Myers, M.D., further certified that the facts set forth in said writing are true and correct, and acknowledged said instrument to be the act and deed of said corporation.

                  WITNESS my hand and notarial seal.

                                    /s/ Ricarda Kelly
                                    ------------------------------------------

                                    Notary Public
My commission expires:
January 8, 2002
---------------------------

STATE OF NORTH CAROLINA                     )
                                            )
COUNTY OF CUMBERLAND                        )


                  I, Ricarda Kelly, a notary public, do hereby certify that Dan A. Myers, M.D. personally appeared before me this 14th day of August, 1997 and acknowledged and swore to the due execution of the foregoing Limited Partnership Agreement in his capacity as the initial limited partner.



                                    /s/ Ricarda Kelly
                                    -------------------------------------------

                                    Notary Public

My commission expires:
January 8, 2002
---------------------------

                           COUNTERPART SIGNATURE PAGE


                  By signing this Counterpart Signature Page, the undersigned acknowledges his or her acceptance of that certain Agreement of Limited Partnership of North Carolina Prostatherapy Limited Partnership I, and his or her intention to be legally bound thereby.

                  Dated this _________ day of ___________________, 1997.



                                    -------------------------------------------

                                    Signature



                                    -------------------------------------------

                                    Printed Name




STATE OF _______________                    )
                                            )
COUNTY OF _____________                     )


                  BEFORE ME, the undersigned Notary Public in and for the State and County set forth above, on the _______ day of __________________, 1997, personally appeared ___________________, and, being by me first duly sworn, stated that (s)he signed this Counterpart Signature Page for the purpose set forth above and that the statements contained therein are true.




                                    -------------------------------------------

                                    Signature of Notary Public



                                    -------------------------------------------

                                    Printed Name of Notary

My Commission Expires:

---------------------------

[SEAL]

                                   SCHEDULE A

                        Schedule of Partnership Interests

               NORTH CAROLINA PROSTATHERAPY LIMITED PARTNERSHIP I

      CONTRIBUTIONS OF CAPITAL TO THE PARTNERSHIP AND PERCENTAGE INTERESTS

                                                Cash               Percentage
                   General Partner           Contribution            Interest

              Prostatherapies, Inc.         $200,856.25                20%
              2008 Litho Place
              Fayetteville, NC  28304

              Limited Partners

              Preston Bradshaw                 2,600.00                   .250
              Carolina Lithotripsy           564,662.50                 56.750
              Michael Crawford                 2,600.00                   .250
              G. Mark Doyle                    7,800.00                   .750
              Richard Gavigan                  5,200.00                   .500
              Benjamin Hines                   5,200.00                   .500
              Edward Janosko                   5,200.00                   .500
              Clifford Johnson                  6500.00                   .625
              John Kaspar                      2,600.00                   .250
              Art Klose                       10,400.00                  1.000
              John Lasater                    10,400.00                  1.000
              C. Rodney Lenahan               10,400.00                  1.000
              Robert Lippitt                  10,400.00                  1.000
              Michael Lobos                    5,200.00                   .500
              John Lovett                     10,400.00                  1.000
              Louis Marchetti                 10,400.00                  1.000
              George Mozingo                   5,200.00                   .500
              Gregory Murphy                   5,200.00                   .500
              Richard Mynatt                  13,000.00                  1.250
              Robert Nichols                   5,200.00                   .500
              Prostatherapies, Inc.           67,162.50                  6.750
              James Rounder                    2,600.00                   .250
              John Seddon                      5,200.00                   .500
              Kasturi Shanker                  3,900.00                   .375
              Bernard Stanfield                2,600.00                   .250
              Thomas Stewart                  10,400.00                  1.000
              William Turner                   5,200.00                   .500
              David Varney                     5,200.00                   .500
              Edward Whitesides                2,600.00                   .250

              TOTAL:                     $ 1,004,281.25                100 %
                                         ==============                ======